UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	27-0617340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 2
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)

(605) 361-9566
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

$125.0 Million Deutsche Bank Credit Facility

On May 17, 2012, Summit Hotel OP, LP (“Summit OP”), as borrower, Summit Hotel Properties, Inc. (“Company”), as guarantor, Deutsche Bank AG New York Branch, as administrative agent, and the financial institutions to the Credit Agreement referred to below entered into the Third Amendment (“Third Amendment”) to Credit Agreement executed April 29, 2011, as amended (“Credit Agreement”) for our $125.0 million senior secured revolving Credit Agreement.

The following summary of the Third Amendment is qualified in its entirety by reference to the Third Amendment to Credit Agreement, dated May 16, 2012, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  The following is a summary of the material amendments to the Credit Agreement:

1)    The definition of Borrowing Base Amount contained in Section 1.01 of the Credit Agreement was amended, and a new definition of Applicable Percentage was added, to permit Summit OP to borrow a maximum of up to 60% of the Total Borrowing Base Value, increased from 55%, as follows:

“Borrowing Base Amount” means, at any date of determination, the maximum total amount available under the Facility, which shall at all times be the lesser of (i) the aggregate Commitments of the Lenders, (ii) the Total Borrowing Base Value times the Applicable Percentage, and (iii) the quotient obtained by dividing (a) the aggregate Adjusted Net Operating Income for all Borrowing Base Properties by (b) the product of (x) 1.50 and (y) the Mortgage Constant.

“Applicable Percentage” means (i) 55%, provided that, at any time after the Third Amendment Effective Date until July 1, 2013, the Borrower may elect by notice to the Administrative Agent to increase the Applicable Percentage to 60% (the “Percentage Increase Election”) effective as of the date of such notice and (ii) at all times on or after July 1, 2013, 60%.

2)    The Termination Date, as defined in Section 1.01 of the Credit Agreement, was extended from April 29, 2014 to May 16, 2015.

3)    The 0.50% floor concerning the Eurodollar interest rate was eliminated through a revision to the definition of Eurodollar Rate as set forth in Section 1.01 of the Credit Agreement.

4)    The interest rate charged on borrowings outstanding under the Credit Agreement was decreased by amending the definition Applicable Margin contained in Section 1.01 of the Credit Agreement, as set forth in the table below:

Pricing Level	Leverage Ratio	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances
I	≥ 5.00:1.00	2.50%	3.50%
II	≥ 3.50:1.00 but < 5.00:1.00	2.00%	3.00%
III	< 3.50:1.00	1.50%	2.50%
Pricing Level	Leverage Ratio	Applicable Margin for Base Rate Advances as Amended	Applicable Margin for Eurodollar Rate Advances as Amended
I	≥ 5.00:1.00	1.75%	2.75%
II	≥ 3.50:1.00 but < 5.00:1.00	1.50%	2.50%
III	< 3.50:1.00	1.25%	2.25%

5)    The calculation of Unused Fee described in Section 2.08(a)(i) and (ii) of the Credit Agreement concerning the fee charged to Summit OP on amounts unused under the Credit Agreement was decreased as follows:

(i)	From 0.50% to 0.375% of the amount if the average daily Facility Exposure is less than 50% of the aggregate Revolving Credit Commitments; or

(ii)	From 0.375% to 0.25% of the amount if the average daily Facility Exposure is equal to or greater than 50% of the aggregate Revolving Credit Commitments.

6)    The maximum leverage ratio covenant contained in Section 5.04(a)(i) of the Credit Agreement was amended to require the company to maintain as of each Test Date (as defined in the Credit Agreement) a Leverage Ratio (as defined in the Credit Agreement) no greater than:

Period	Leverage Ratio Requirement as Amended
Closing Date through December 31, 2012	7.25:1.00
January 1, 2013 through June 30, 2013	7.00:1.00
July 1, 2013 through September 30, 2013	6.75:1.00
October 1, 2013 through December 31, 2013	6.50:1.00
January 1, 2014 through March 31, 2014	6.25:1.00
April 1, 2014 through June 30, 2014	6.00:1.00
July 1, 2014 and thereafter	5.75:1.00

provided, however, that on and after the date of any Percentage Increase Election, the Company shall maintain as of each Test Date occurring during any of the periods indicated below, a Leverage Ratio of not greater than the correlative ratio indicated:

Period	Leverage Ratio
Closing Date through September 30, 2013	6.75:1.00
October 1, 2013 through December 31, 2013	6.50:1.00
January 1, 2014 through March 31, 2014	6.25:1.00
April 1, 2014 through June 30, 2014	6.00:1.00
July 1, 2014 and thereafter	5.75:1.00

7)    Section 5.04(a)(iv) of the Credit Agreement was amended so that the minimum Consolidated Fixed Charge Coverage Ratio (as defined in the loan documentation) was revised as follows:

Period	Consolidated Fixed Charge Coverage Ratio As Amended
Closing Date through June 30, 2014	1.40:1.00
July 1, 2014 and thereafter	1.50:1.00

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s and Summit OP’s direct financial obligations is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1
Third Amendment to Credit Facility among Summit Hotel OP, LP, Summit Hotel Properties, Inc. and Summit Hospitality I, LLC, and Deutsche Bank AG New York Branch, Royal Bank of Canada, KeyBank National Association, Regions Bank and US Bank National Association, dated May 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: May 23, 2012		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: May 23, 2012		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
Third Amendment to Credit Facility among Summit Hotel OP, LP, Summit Hotel Properties, Inc. and Summit Hospitality I, LLC, and Deutsche Bank AG New York Branch, Royal Bank of Canada, KeyBank National Association, Regions Bank and US Bank National Association, dated May 16, 2012.